UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 6, 2019

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3164	Alabama Power Company	63-0004250
(An Alabama Corporation)
600 North 18th Street
Birmingham, Alabama 35203
(205) 257-1000

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Alabama Power Company	5.00% Series Class A Preferred Stock	ALP PR Q	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.    Other Events.
On September 6, 2019, Alabama Power Company (“Alabama Power”) filed a petition for a certificate of convenience and necessity (the “CCN”) with the Alabama Public Service Commission (the “Alabama PSC”) for authorization to procure additional generating capacity through (1) the turnkey construction of a new combined cycle facility, (2) the acquisition of an existing combined cycle facility and (3) long-term contracts for the purchase of power from others, as more fully described below. In addition, Alabama Power will pursue approximately 200 megawatts (“MW”) of certain demand side management and distributed energy resource programs. This filing is predicated on the results of Alabama Power’s 2019 integrated resource plan, which identified an approximately 2,400-MW resource need for Alabama Power, driven by the need for additional winter reserve capacity.
The procurement of the resources identified below is subject to the satisfaction or waiver of certain conditions, including, among other customary conditions, approval by the Alabama PSC. The completion of the Combined Cycle Acquisition (as defined below) is also subject to (i) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and (ii) approval by the Federal Energy Regulatory Commission. All regulatory approvals are expected to be obtained by the end of the third quarter 2020.
On May 8, 2019, Alabama Power entered into an Agreement for Engineering, Procurement and Construction with Mitsubishi Hitachi Power Systems Americas, Inc. and Black & Veatch Construction, Inc. to construct an approximately 720-MW combined cycle facility (the “Facility”). The Facility is expected to be placed in service by the end of 2023.
On September 6, 2019, Alabama Power entered into a purchase and sale agreement to acquire all of the equity interests in Tenaska Alabama II Partners, L.P. (the “Combined Cycle

Acquisition”).  Tenaska Alabama II Partners, L.P. owns and operates an approximately 885-MW combined cycle generation facility in Autauga County, Alabama.  The transaction is expected to close by September 1, 2020.  As part of the Combined Cycle Acquisition, Alabama Power will assume an existing power sales agreement under which the full output of the generating facility remains committed to another third party for its remaining term of approximately three years.  The estimated revenues from the power sales agreement are expected to offset the associated costs of operation during the remaining term.
The capital investment associated with the construction of the Facility and the Combined Cycle Acquisition is currently estimated to total approximately $1.1 billion.
Alabama Power intends to procure through long-term power purchase agreements approximately 640 MW of additional generating capacity, which will consist of combined cycle generation expected to begin in 2020 and solar generation coupled with battery energy storage systems (the “solar/battery systems”) expected to begin in 2022 through 2024. The terms of the agreements for the solar/battery systems permit Alabama Power to use the energy and retire the associated renewable energy credits (“RECs”) in service of customers or to sell RECs, separately or bundled with energy.
Upon certification, Alabama Power expects to recover costs associated with the Facility through its Rate Certificated New Plant (“Rate CNP”), which provides for adjustments to recognize the placing of new or acquired generating facilities into retail service. Additionally, Alabama Power expects to recover costs associated with the Combined Cycle Acquisition through Rate Stabilization and Equalization (“Rate RSE”) during the term of the existing power sales agreement and, on expiration of the agreement, through Rate CNP. Alabama Power expects to recover the capacity-related costs associated with the power purchase agreements through its

Rate CNP Power Purchase Agreement. The recovery of costs associated with laws, regulations and other such mandates directed at the utility industry are expected to be recovered through Rate CNP Compliance. In addition, fuel and energy-related costs are expected to be recovered through Rate Energy Cost Recovery. Any remaining costs will be incorporated through the annual filing of Rate RSE.
The ultimate outcome of this matter cannot be determined at this time.

Cautionary Note Regarding Forward-Looking Statements
Certain information contained in this Current Report on Form 8-K is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning projected generating capacity needs, completion dates and estimated capital expenditures for the Combined Cycle Acquisition and construction of the Facility, timing of regulatory approvals and rate recovery. Alabama Power cautions that there are certain factors that could cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Alabama Power; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in Alabama Power’s Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent securities filings could cause actual results to differ materially from management expectations as suggested by such forward-looking information: state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel and other cost recovery mechanisms; the effects, extent and timing of the entry of additional competition in the markets in which Alabama Power operates, including from the development and deployment of alternative energy sources; variations in demand for electricity; available sources and costs of fuels; the ability to control costs and avoid cost and schedule overruns during the development, construction and operation of facilities, to construct facilities in accordance with the requirements of permits and licenses and to satisfy any environmental performance standards; the ability to successfully operate Alabama Power’s generating, transmission and distribution facilities and the successful performance of necessary corporate functions; the ability of counterparties of Alabama Power to make payments as and when due and to perform as required; the ability of Alabama Power to obtain additional generating capacity (or sell excess generating capacity) at competitive prices; catastrophic events such as fires, earthquakes, explosions, floods, tornadoes, hurricanes and other storms, droughts, pandemic health events or other similar occurrences; and the direct or indirect effects on Alabama Power’s business resulting from incidents affecting the U.S. electric grid or operation of generating resources. Alabama Power expressly disclaims any obligation to update any forward-looking information.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2019	ALABAMA POWER COMPANY

	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary